Exhibit 10.1
Execution Version

NOTE PURCHASE AGREEMENT
BY AND AMONG
FLOTEK INDUSTRIES, INC., AND
THE PURCHASERS NAMED HEREIN
FEBRUARY 2, 2022

TABLE OF CONTENTS

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Article I DEFINITIONS 1
Section 1.1 Definitions 1
Section 1.2 Accounting Procedures and Interpretation 5
Article II SALE AND PURCHASE 5
Section 2.1 Sale and Purchase 5
Section 2.2 Private Placement 5
Section 2.3 Closings 6
Section 2.4 Form of Notes 6
Section 2.5 Ranking of the Notes; Subordination 6
Section 2.6 Pre-Funded Warrants 6
Section 2.7 Nature of Purchasers’ Obligations and Rights 6
Section 2.8 Additional Purchasers 7
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 7
Section 3.1 Corporate Existence 7
Section 3.2 Capitalization and Valid Issuance of Notes 7
Section 3.3 Company SEC Documents 8
Section 3.4 Operations in the Ordinary Course 9
Section 3.5 Litigation 9
Section 3.6 No Breach 9
Section 3.7 Authority and Enforceability 9
Section 3.8 Approvals 10
Section 3.9 Investment Company Status 10
Section 3.10 Offering 10
Section 3.11 Certain Fees 11
Section 3.12 Insurance 11
Section 3.13 No Side Agreements 11
Article IV REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER 11
Section 4.1 Valid Existence 11
Section 4.2 Authority and Enforceability 11
Section 4.3 No Breach 11
Section 4.4 Certain Fees 11
Section 4.5 Investment Representations 12
Section 4.6 Short Selling 13
Article V POST-CLOSING COVENANTS 13
Section 5.1 Covenants of the Company 13
Section 5.2 Covenants of the Purchasers 15
Article VI DEFAULTS AND REMEDIES 16
Section 6.1 Events of Default 16
Section 6.2 Acceleration; Waiver of Past Defaults and Rescission 17
Section 6.3 Holders May File Proofs of Claim 17
Section 6.4 Restoration of Rights and Remedies 17
Section 6.5 Rights and Remedies Cumulative 17
Section 6.6 Delay or Omission Not Waiver 17
Article VII CLOSING CONDITIONS 18
Section 7.1 Conditions to the Closing 18
Section 7.2 Company Deliveries 19
Section 7.3 Purchaser Deliveries 19
Article VIII INDEMNIFICATION, COSTS, AND EXPENSES 20

Section 8.1 Indemnification by the Company 20
Section 8.2 Indemnification by Purchasers 20
Section 8.3 Conduct of Indemnification Proceedings 20
Article IX REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES 21
Section 9.1 Registration of Notes 21
Section 9.2 Transfer and Exchange of Notes 21
Section 9.3 Replacement of Notes and Pre-Funded Warrants 22
Article X MISCELLANEOUS 23
Section 10.1 Interpretation 23
Section 10.2 Survival of Provisions 23
Section 10.3 No Waiver; Modifications in Writing 23
Section 10.4 Binding Effect; Assignment 24
Section 10.5 Confidentiality and Non-Disclosure 24
Section 10.6 Communications 24
Section 10.7 Removal of Legend 24
Section 10.8 Entire Agreement 25
Section 10.9 Governing Law and Venue; Waiver of Jury Trial; Waiver of Certain Damages 25
Section 10.10 Execution in Counterparts 26
Section 10.11 Obligations Limited to Parties to Agreement 26
Section 10.12 Remedies 26
Schedules and Exhibits:
Schedule 2.1 Purchasers and Notes Purchase Price
Exhibit A – Registration Rights Agreement
Exhibit B – Form of Note
Exhibit C – Form of Pre-Funded Warrant
Exhibit D – Secretary’s Certificate
Exhibit E-1 – Cross Receipt (Company)
Exhibit E-2 – Cross Receipt (Purchaser)

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NOTE PURCHASE AGREEMENT
This NOTE PURCHASE AGREEMENT, dated as of February 2, 2022 (this “Agreement”), is by and among FLOTEK INDUSTRIES, INC., a Delaware corporation (the “Company” or “Flotek”), and each of the purchasers named in Schedule 2.1 to this Agreement (each such purchaser, including any additional purchasers made a party to this Agreement and added to such Schedule, a “Purchaser” and, collectively, the “Purchasers”).
WHEREAS, in order to enhance liquidity, for general corporate purposes, and to evaluate various strategic opportunities to enhance the Company’s capabilities, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, $21,150,000 in principal amount of 10% Convertible PIK Notes to be sold for cash that will be convertible into shares of Common Stock of the Company (each, an “ Initial Note” and, collectively, the “Initial Notes”);
WHEREAS, from time to time from and after the date hereof until the date that is 90 days after the Initial Notes Closing Date (as defined below) (the “Offering Period”), the Company may issue up to an aggregate of $10 million in principal amount of additional Notes (each, an “Additional Note” and, collectively, the “Additional Notes”, together with the Initial Notes issued at the Initial Notes Closing, the “Notes”) to certain additional investors for cash; and
WHEREAS, contemporaneous with the consummation of the transactions contemplated under this Agreement, the Purchaser Parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and applicable state securities Laws.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article I
DEFINITIONS
Section 1.1Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Action” against a Person means any lawsuit, action, proceeding, or complaint before any Governmental Authority, mediator, or arbitrator.
“Additional Note” and “Additional Notes” have the meaning specified in the recitals.
“Additional Notes Purchase Price” has the meaning specified in Section 2.1(b).
“Additional Notes” has the meaning specified in the recitals.
“Additional Notes Closing” has the meaning specified in Section 2.3(b).
“Additional Notes Closing Date” has the meaning specified in Section 2.3(b).
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the Company and the Purchasers shall not be considered Affiliates for purposes of this Agreement.
“Agreement” has the meaning specified in the preamble.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors as now or hereinafter constituted.
“Board” means the board of directors of the Company.

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“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.
“Closing” means the Initial Notes Closing or the Additional Notes Closings, as applicable.
“Closing Date” means the Initial Notes Closing Date or any Additional Notes Closing Date, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.
“Company” or “Flotek” has the meaning specified in the preamble.
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
“Company Financial Statements” has the meaning specified in Section 3.3.
“Company Indemnitee” has the meaning specified in Section 8.2.
“Company Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, or operations of the Company and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its Subsidiaries participate or are engaged, (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their businesses as of the date of this Agreement, (iii) the legality, validity, or enforceability of any Transaction Document, or (iv) the ability of the Company to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.
“Company SEC Documents” has the meaning specified in Section 3.3.
“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.
“Custodian” means any receiver, trustee, assignee, liquidator, sequester, or similar official under any Bankruptcy Law.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Disqualification Event” has the meaning specified in Section 3.10.
“Event of Default” has the meaning specified in Section 6.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Flotek” has the meaning specified in the preamble.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time; provided, however, that for purposes of the Company Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of the Company Financial Statements.
“Governmental Authority” includes the country, state, county, city, and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau, or instrumentality of any of them and any monetary authorities, stock exchanges, and self-regulatory organizations that exercise valid jurisdiction over any

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such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority in this Agreement mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries or any of their Property or any of the Purchasers.
“Holder” means a Purchaser or any subsequent transferee who is a registered holder of the Notes or the Pre-Funded Warrants.
“Initial Note” and “Initial Notes” have the meaning specified in the recitals.
“Initial Notes Closing” has the meaning specified in Section 2.3(a).
“Initial Notes Closing Date” has the meaning specified in Section 2.3(a).
“Initial Notes Purchase Price” has the meaning specified in Section 2.1(a).
“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.
“Law” or “Laws” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule, or regulation.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes.
“Losses” has the meaning specified in Section 8.1.
“Maturity Date” has the meaning specified in the Notes.
“Notes” has the meaning specified in the recitals.
“Note Obligations” means (i) all principal of, and interest on or in respect of (including, without limitation, any interest which accrues after the commencement of any proceeding under any Bankruptcy Law with respect to any of the Company, whether or not allowed or allowable as a claim in any such proceeding), the Notes, and (ii) all fees, expenses, indemnification obligations, and other amounts of whatever nature now or hereafter payable by the Company to the Holders (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to the Company, whether or not allowed or allowable as a claim in any such proceeding, and any enforcement or other costs incurred or associated with the Notes) pursuant to this Agreement or the other Transaction Documents.
“Notes Purchase Price” means the Initial Notes Purchase Price or the Additional Notes Purchase Price, as applicable.
“NYSE” means the New York Stock Exchange.
“Offering Period” has the meaning specified in the recitals.
“Organizational Documents” means, as the context requires, (i) the Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, each as amended to date, and/or (ii) the certificate of formation and limited liability company agreement or other equivalent charter documents of the Company’s Subsidiaries, as amended to date.
“Party” or “Parties” means the Company and the Purchasers, individually or collectively, as the case may be.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, business trust, joint stock company, sole proprietorship, unincorporated organization, Governmental Authority, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

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“PIK Interest” has the meaning given to such term in the Notes.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchaser” or “Purchasers” has the meaning specified in the preamble.
“Purchaser Indemnitee” has the meaning specified in Section 8.1.
“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of a Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.
“Purchaser Party” or “Purchaser Parties” means the Company and the Purchasers, individually or collectively, as the case may be.
“Register” has the meaning specified in Section 9.1.
“Registration Rights Agreement” has the meaning specified in the recitals.
“Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors, or any other representatives of such Person.
“Requisite Holders” means, at any time and with respect to the Holders of the Notes, as applicable, at least 50.1% in principal amount of such Notes at the time outstanding (which, for the avoidance of doubt, shall include any increase in the principal amount thereof in respect of PIK Interest).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act), and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, determined as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries.
“Stated Maturity” means the 12-month anniversary from the Closing of the issuance of the Notes.
“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests, of which is owned directly or indirectly by such first Person.
“Trading Market” means The NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE or the NYSE American (or any of their respective successors).
“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other material agreements or instruments executed and delivered by the Parties to evidence the execution, delivery, and performance of this Agreement, and any amendments, supplements, continuations, or modifications thereto.
“Transfer Agent” means, at any time, the transfer agent for the Common Stock.
Section 1.2Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by

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Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
Article II
SALE AND PURCHASE
Section 1.1Sale and Purchase. On the basis of the representations, warranties, agreements, and covenants set forth in this Agreement and subject to the terms and conditions of this Agreement:
(a)At the Initial Notes Closing, the Company hereby agrees to issue and sell to the applicable Purchasers, and each such Purchaser hereby agrees, to purchase from the Company, the aggregate principal amount of Initial Note(s) set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement under the title “Principal Amount of Initial Notes” at the cash purchase price set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Initial Notes Purchase Price”); and
(b)At each Additional Notes Closing, the Company hereby agrees to issue and sell to each additional Purchaser, and each additional Purchaser hereby agrees to purchase from the Company, the aggregate principal amount of Note(s) set forth opposite such Purchaser’s name on Schedule 2.1 to this Agreement (as such Schedule 2.1 is amended in connection with such Additional Notes Closing) under the title “Principal Amount of Additional Notes”, at the purchase price set forth opposite such Purchaser’s name on Schedule 2.1 under the title “Amount to be Funded” (such purchase price, the “Additional Notes Purchase Price”).
Section 1.2Private Placement. The Notes will be sold to the Purchasers pursuant to the exemption from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and the rules and regulations of the Commission thereunder. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends applicable to each such Note as set forth in this Agreement.
Section 1.3Closings.
(a)With respect to each Purchaser of Initial Notes as named in Schedule 2.1 to this Agreement as of the date hereof, the execution and delivery of the Transaction Documents to be delivered to or by such Purchasers, the delivery of the Initial Notes to such Purchasers, the payment of the Initial Notes Purchase Price for each such Initial Notes, as applicable, and the execution and delivery of all other instruments, agreements, and other documents required by this Agreement for the issuance of such Initial Notes (the “Initial Notes Closing”) shall take place on the date hereof (the date of such closing, the “Initial Notes Closing Date”) remotely by exchange of electronic documents and signatories.
(b)With respect to each Purchaser of Additional Notes as named in Schedule 2.1 to this Agreement (as such schedule may be amended from time to time during the Offering Period), the execution and delivery of the additional Transaction Documents to be delivered to or by such Purchaser, the delivery of Additional Notes to such Purchasers, the payment of the Additional Notes Purchase Price for each such Additional Note, and the execution and delivery of all other instruments, agreements, and other documents required by this Agreement for the issuance of any such Additional Notes (each, an “Additional Notes Closing”) shall take place on the date(s) agreed upon by both the Company and such Purchasers within the Offering Period (each, an “Additional Notes Closing Date”) remotely by exchange of electronic documents and signatories.
Section 1.4Form of Notes.
(a)The Notes shall be substantially in the form included in Exhibit B, each of which is incorporated in and expressly made a part of this Agreement. The Notes may have notations, legends, or endorsements required by Law. The Notes shall be in minimum denominations of $1,000.00 and integral multiples of $1,000.00 in excess thereof.
(b)The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company, by its execution and delivery of this Agreement, expressly agrees to such terms and provisions and agrees to be bound thereby. However, to the extent any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

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Section 1.5Ranking of the Notes; Subordination. The Company agrees and each Holder, by accepting a Note, agrees, that payments of the Note Obligations will be (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes, and (ii) effectively subordinated to any existing or future indebtedness of the Company that is secured by Liens on assets to the extent of the value of such assets.
Section 1.6Pre-Funded Warrants. To the extent that issuance of any number of shares of Common Stock would cause any Holder’s beneficial ownership of the shares of Common Stock to exceed the Maximum Percentage (as defined in the Notes), the Company shall, in lieu of issuing such shares of Common Stock that would cause such Holder’s beneficial ownership of the shares of Common Stock to exceed the Maximum Percentage, issue to such Holder Pre-Funded Warrants (in substantially the form attached to this Agreement as Exhibit C) to acquire up to the aggregate number of shares of Common Stock that would cause such Holder’s beneficial ownership to exceed the Maximum Percentage. The Company shall also issue to such Holder additional Pre-Funded Warrants in an amount equal in value to the aggregate exercise price of Pre-Funded Warrants issued pursuant to this Section 2.6.
Section 1.7Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under the Transaction Documents to which the Purchasers are party to are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Except as otherwise provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The decision of each Purchaser to purchase Notes pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under the Transaction Documents. Each Purchaser has been represented by its own separate legal counsel and, to the extent deemed necessary or desirable, has obtained the advice of its own financial, tax, accounting, and other advisors in its review and negotiation of the Transaction Documents.
Section 1.8Additional Purchasers. The Company may in its discretion add additional Purchasers to this Agreement with all the rights and obligations of a Purchaser if such additional Purchaser, if not already a party to this Agreement, shall have executed and delivered to the Company a joinder agreement in the form approved by the Company and such other documents or instruments as may be required in the Company’s reasonable judgment to effect such admission. The Company shall amend Schedule 2.1 to this Agreement to reflect the admission of any additional Purchaser or the purchase of Additional Notes by any existing Purchaser.
Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company SEC Documents (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Reports to the extent that they are predictive or forward-looking in nature) and except as set forth in the Schedules delivered to Purchasers, the Company represents and warrants to each Purchaser, on and as of the date such holder signs this Agreement and as of the applicable Closing Date upon which such Purchaser acquires Notes under the terms hereof:
Section 1.1Corporate Existence. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and each of the Company’s Subsidiaries is an entity duly formed, validly existing and in good standing under the Laws of the jurisdiction under which it was formed. The Company and each of its Subsidiaries has all requisite corporate or limited liability company power and authority, as applicable, to conduct its business as currently conducted and to own and lease its Property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its Property and to conduct its business as its business is currently conducted and as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents, and approvals could not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the

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business conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure so to qualify could not reasonably be expected to have a Company Material Adverse Effect.
Section 1.2Capitalization and Valid Issuance of Notes.
(a)As of the date of this Agreement, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 140,000,000 shares of common stock and 100,000 shares of preferred stock.
(b)As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 79,750,000 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. As of the date of this Agreement, all outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Organizational Documents and are fully paid and nonassessable.
(c)As of the date of this Agreement, the Company has no equity compensation plans that contemplate the issuance of equity interests of the Company (or securities convertible into or exchangeable for equity interests of the Company). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote is issued or outstanding. There are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, rights of first refusal, or other rights, convertible or exchangeable securities, or written agreements obligating the Company or any of its Subsidiaries to issue, transfer, or sell any equity interest in, the Company or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any equity interests of the Company or any such securities or agreements listed in clause (i) of this sentence, or (iii) proxy agreements or voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company. Except as contemplated by this Agreement, the Company has not entered into any agreements regarding the registration of any equity securities of the Company under the Securities Act.
(d)As of the date of this Agreement, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(e)As of the date of this Agreement, (i) all of the issued and outstanding equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Organizational Documents of such Subsidiaries, as applicable), and all such ownership interests have been duly authorized, validly issued, and are fully paid (to the extent required in the Organizational Documents of such Subsidiaries, as applicable) and non-assessable, and (ii) neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(f)The Notes being purchased by each of the Purchasers hereunder will be duly authorized by the Company pursuant to the Organizational Documents of the Company prior to the Closing and, when issued and delivered by the Company to such Purchaser against payment therefor in accordance with the terms of this Agreement and the terms of the Notes, will be validly issued, fully paid, and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under this Agreement and under applicable state and federal securities Laws and (ii) such Liens as are created by such Purchaser or its Affiliates.
(g)The shares of Common Stock issuable pursuant to the Notes have been duly authorized and reserved for issuance by all necessary corporate action. When issued and delivered to the Purchasers pursuant to the Notes, all Common Stock issued pursuant to the Notes in compliance with the terms thereof will be validly issued in accordance with applicable Law and the Organizational Documents, fully paid, and non-assessable and will be free of any and all Liens, other than such Liens as are created by the Purchasers, pre-emptive rights, rights of first refusal, subscription and similar rights and restrictions on transfer, other than restrictions on transfer under this Agreement or under applicable state and federal securities Laws.
Section 1.3Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) or furnished with the Commission all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) that have

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been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since December 31, 2020 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments), in all material respects, the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
Section 1.4Operations in the Ordinary Course. Since the date of the Company’s most recent Form 10-Q filing with the Commission, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business, acquisitions or dispositions as disclosed in the Company SEC Documents, or (b) material change in the Company’s accounting principles, practices, or methods.
Section 1.5Litigation. There is no Action pending or, to the Company’s Knowledge, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors, or Properties, which (individually or in the aggregate) reasonably could be expected to have a Company Material Adverse Effect, or which challenges the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any Governmental Authority which could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or since December 31, 2020, has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been and, to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Act or the Exchange Act.
Section 1.6No Breach. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its respective Organizational Documents, each as in effect immediately prior to the Closing. Neither the Company nor any of its Subsidiaries are in violation or default of any provision of any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or Properties which could reasonably be expected to have a Company Material Adverse Effect. The execution, delivery, and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination, or award applicable to the Company or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents of the Company or any of the Company’s Subsidiaries, (iii) require any consent or approval which has not been obtained on or prior to the date hereof or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument, or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.6 could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 1.7Authority and Enforceability. The Company has all necessary corporate power and authority to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to

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consummate the transactions contemplated hereby or thereby, including the issuance, sale, and delivery of the Notes and the issuance of the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants. The execution, delivery, and performance by the Company of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes and the issuance of the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants), have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity. No approval by the holders of the Common Stock is required as a result of the Company’s issuance and sale of the Notes or the issuance of Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants.
Section 1.8Approvals.
(a)Except as contemplated by this Agreement or as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, or written exemption from, nor any filing, declaration, qualification, or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery, or performance by the Company of each of the Transaction Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification, or written exemption, or to make such filing, declaration, qualification, or registration could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)The Board has taken any necessary actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203), to the extent applicable, will not apply to the execution, delivery or performance of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or the conversion of the Notes or the exercise of the Pre-Funded Warrants, in each case, pursuant to the terms thereof including, without limitation, the issuance of Common Stock in respect thereof.
Section 1.9Investment Company Status. The Company is not, and immediately after receipt of payment for the Notes which are convertible into Common Stock will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.
Section 1.10Offering. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants are exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D of the Securities Act in connection with the offer and sale by the Company of the Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants as contemplated by this Agreement and the Notes, or (ii) cause the offering of the Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants pursuant to this Agreement and the Notes to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation, or stockholder approval provisions. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
Section 1.11Certain Fees. Except for the fees payable to Piper Sandler & Co., no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission with respect to the sale of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents. The Company agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for any fees, commissions or payments of the type contemplated by this Section 3.11 incurred by the

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Company or alleged to have been incurred by the Company in connection with the sale of the Notes or the consummation of the transactions contemplated by the Transaction Documents.
Section 1.12Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent for its businesses. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted without a significant increase in cost.
Section 1.13No Side Agreements. Except for any confidentiality agreements that may have been entered into by and between such Purchaser and the Company, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.
Article IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to itself, on and as of the applicable Closing Date upon which such Purchaser acquires Notes under the terms hereof:
Section 1.1Valid Existence. If an entity, such Purchaser is duly organized, validly existing, and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership, or limited liability company (as applicable) power and authority to own or lease its Properties and carry on its business as currently conducted.
Section 1.2Authority and Enforceability. Such Purchaser has all necessary corporate, partnership, or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery, and performance by such Purchaser of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which such Purchaser is a party will constitute the legal, valid, and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity.
Section 1.3No Breach. The execution, delivery, and performance by such Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property of such Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (iii) violate any statute, order, rule, or regulation of any Governmental Authority having jurisdiction over such Purchaser or the Property or assets of such Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, or defaults as could not reasonably be expected to have a Purchaser Material Adverse Effect.
Section 1.4Certain Fees. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission payable by such Purchaser with respect to the purchase of any of the Notes or the consummation of the transactions contemplated by the Transaction Documents. Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for any fees, commissions, or payments of the type contemplated by this Section 4.4 incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Notes or the consummation of the transactions contemplated by the Transaction Documents.
Section 1.5Investment Representations.
(a)Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an Institutional Accredited Investor and is able to bear the risk of its investment in the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants. Such Purchaser has such

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knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants and has so evaluated the merits and risks of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants.
(b)Acquisition for Own Account. Such Purchaser is acquiring the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants pursuant to this Agreement for its own account (or for the accounts for which it is acting as investment advisor or manager) for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act.
(c)Information. Such Purchaser or its Representatives have been given access to and an opportunity to examine such documents, materials, and information concerning the Company as such Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to such Purchaser’s full satisfaction any and all questions regarding such information. Such Purchaser or its Representatives made such independent investigation of the Company, its management, and related matters as such Purchaser deems to be necessary or advisable in connection with the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants and is able to bear the economic and financial risk of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants. Such Purchaser understands and acknowledges that its purchase of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants.
(d)Notes Not Registered. Such Purchaser has been advised by the Company and understands that (i) the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and neither the offer nor sale of any Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (ii) the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants being acquired by such Purchaser pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by such Purchaser from the Company in a transaction not involving a public offering and, subject to such Purchaser’s rights under this Agreement, such Purchaser must continue to bear the economic risk of the investment in its Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants indefinitely unless the offer and sale of its Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Notes or the Pre-Funded Warrants; (iv) a restrictive legend in the form set forth in Section 9.2(b) of this Agreement shall be placed on the certificates representing the Notes and the Pre-Funded Warrants and a restrictive legend in the form set forth in Section 9.2(c) shall be placed on the certificates representing the Common Stock issuable pursuant to the Notes; and (v) a notation shall be made in the appropriate records of the Company indicating that the Notes, the Pre-Funded Warrants, and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants are subject to restrictions on transfer.
(e)No General Solicitation. Such Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell to it the Notes or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Such Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants either through (i) a substantive, pre-existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.

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(f)No Side Agreements. Except for any confidentiality agreements that may have been entered into by and between such Purchaser and the Company or as set forth in the Company SEC Documents or public filings made by Purchaser with the Commission, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.
(g)Reliance Upon Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of such Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of such Purchaser to purchase the Notes and the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants.
(h)Independent Investment Decision. Each Purchaser has made an independent investment decision with respect to this Agreement and the Notes without reliance on any other Purchaser or its Affiliates, and is not acting in concert with respect to this Agreement or the Notes with any other Purchaser or its Affiliates. Other than the Transaction Documents, to each Purchaser’s knowledge, there are no agreements or understandings between (i) such Purchaser or any of its Affiliates and (ii) any other Purchaser or any of its Affiliates with respect to this Agreement or the Notes.
Section 1.6Short Selling. Such Purchaser represents and warrants that it has not entered into any Short Sales of the Common Stock owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date hereof.
Article V
POST-CLOSING COVENANTS
Section 1.1Covenants of the Company. The Company hereby agrees with the Purchasers as set forth in this Section 5.1:
(a)Taking of Necessary Action. The Company shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company will, and the Company shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities or other Persons that may be necessary or, in the reasonable opinion of the Requisite Holders of the Notes, advisable for the consummation of the transactions contemplated by the Transaction Documents.
(b)Use of Proceeds. The Company shall use the proceeds from the sale of the Notes to enhance liquidity, for general corporate purposes, and to evaluate various strategic opportunities to enhance the Company’s capabilities, and to pay transaction expenses incurred in connection with this Agreement and the Notes.
(c)Corporate Existence. So long as the Notes are outstanding, the Company shall not enter into a plan of liquidation or dissolution and shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, limited liability company, or other existence of each of its Subsidiaries, in accordance with the respective Organizational Documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses, franchises, and permits of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license, franchise, or permit, or the corporate, limited liability company, or other existence of any of its Subsidiaries, if (i) the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or (ii) the effect of not preserving any such right, license, franchise, or permit, or the

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corporate, limited liability company, or other existence of any of its Subsidiaries, would not reasonably be expected to result in a Company Material Adverse Effect.
(d)Financial Reporting.
(i)So long as the Notes are outstanding, the Company will cause to be furnished to the Purchasers, all financial statements as are or would be required to be filed by the Company with the Commission as a reporting issuer under Section 13 or 15(d) of the Exchange Act.
(ii)The Company shall be deemed to have furnished to the Purchasers the information referred to in Section 5.1(d)(i) if the Company has filed such financial statements with the Commission or has posted such information on the Company Website. For purposes of this Section 5.1(d)(ii), the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address https://www.flotekind.com/ or such other address as the Company may from time to time designate in writing to the Purchasers.
(e)Reservation and Listing of Common Stock and Related Matters. So long as the Notes are outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance no less than the sum of the maximum number of shares of Common Stock issuable pursuant to the Notes then outstanding at the then applicable Conversion Price (as defined in the applicable Notes). So long as the Notes are outstanding, the Common Stock shall be registered under the Exchange Act and the Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market.
(f)Securities Laws Disclosure.
(i)The Company shall, by 5:30 p.m. (New York City time) on the fourth Business Day following the date hereof, file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, including this Agreement, the Notes, and the Registration Rights Agreement as exhibits thereto. The Parties shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
(ii)The Company shall timely file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable. The Company understands and confirms that the Purchasers will rely on the foregoing covenant and the covenant in Section 5.1(d)(i) above in effecting transactions in securities of the Company.
(g)Listing of Common Stock. Beginning promptly following the date of this Agreement, the Company shall take all reasonable actions necessary to cause the Common Stock issuable pursuant to the Notes at the initial Conversion Price to be listed on the NYSE. Further, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, it shall include in such application the Common Stock issuable upon conversion of the Notes at the then applicable Conversion Price and will take such other action as is necessary to cause such Common Stock to be so listed.
(h)Notice of Change of Control. At least thirty (30) Business Days prior to the effectiveness of a change of control, which shall not include any hostile tender offer (for so long as such tender offer is not subject to agreement or other overt cooperation by the Company) or other involuntary actions as to the Company, the Company will give the Payee written notice thereof.
(i)Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Notes or the Common Stock to be issued pursuant to the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to the Purchasers or the issuance of the Common Stock pursuant to the Notes.

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(j)Successor Corporation Substituted. So long as the Notes are outstanding, the Company shall not consolidate or merge, or sell, assign, transfer, convey, or dispose of all or substantially all of its assets or the assets of the Company and its Subsidiaries taken as a whole, unless the surviving entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance, or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the surviving entity and not to the Company), and may exercise every right and power of, the Company under this Agreement with the same effect as if such surviving entity had been named as the Company herein. In any such event (other than any transfer by way of lease), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Agreement and the predecessor Company may be dissolved, wound up, or liquidated at any time thereafter.
Section 1.2Covenants of the Purchasers. Each of the Purchasers hereby agrees, severally and not jointly, with the Company as set forth in this Section 5.2:
(a)Conditions Precedent. Each of the Purchasers shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 5.2(a) shall obligate any Purchaser to waive any right or condition under this Agreement.
(b)Transfer Restrictions Regarding the Notes. Each Purchaser agrees not to offer, sell, or otherwise transfer any Notes except to an Affiliate of such Purchaser or pursuant to an available exemption from the registration requirements of the Securities Act and, in each case, in compliance with any applicable securities Laws of any state of the United States and any other applicable jurisdiction and subject to the terms of this Agreement.
(c)Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Stock acquired pursuant to a conversion of the Notes by the Purchaser until such time as the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission.
Article VI
DEFAULTS AND REMEDIES
Section 1.1Events of Default. Each of the following shall constitute an “Event of Default”:
(a)unless converted into Common Stock or Pre-Funded Warrants pursuant to the terms of the Notes, the Company fails to pay any principal on any of the Notes when due and payable at its Stated Maturity, upon any required repayment, or upon declaration of acceleration or otherwise or the Company fails to pay when due any other Note Obligations;
(b)the Company fails to comply with the obligation to convert the Notes into Common Stock in accordance with the terms of the Notes or to issue Common Stock upon exercise of the Pre-Funded Warrants in accordance with the terms thereof;
(c)the Company fails to materially comply with the covenants of the Company set forth in Section 5.1 (other than the covenant set forth in Section 5.1(h)) and such failure to comply shall continue unremedied for a period of 30 days after the Company has received written notice thereof from any Holder;
(d)the Company fails to give the Payee the notice required by Section 5.1(h);
(e)a final judgment for the payment of $10,000,000 or more (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) is rendered against the Company or any of its Subsidiaries and remains unpaid sixty (60) days after the date thereof;

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(f)the Company defaults on an obligation for borrowed money in excess of $10,000,000, and such default either arises from the Company’s failure to make a payment when due, or results in such obligation being accelerated or otherwise becoming due and payable prior to its stated maturity;
(g)the Company breaches any representation and warranty set forth in Article III of this Agreement which would reasonably be expected to result in a Company Material Adverse Effect or would reasonably be expected to have a material adverse effect on (i) the Notes, the Pre-Funded Warrants, or the Common Stock issuable upon conversion of the Notes or the exercise of the Pre-Funded Warrants, as applicable, or (ii) the Holder’s rights under the Notes, including to enforce rights and remedies and/or convert into Common Stock;
(h)the Company or a Significant Subsidiary: (i) commences a voluntary case or proceeding, (ii) applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets; or (iv) makes a general assignment for the benefit of its creditors, in each case pursuant to or within the meaning of any Bankruptcy Law;
(i)the Company files or enters into a plan of liquidation; or
(j)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary debtor in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 days.
Section 1.2Acceleration; Waiver of Past Defaults and Rescission.
(a)If any Event of Default (other than an Event of Default specified in Section 6.1(h), (i), or (j)) occurs and is continuing, then and in every such case the Requisite Holders may declare 100% of the principal amount plus accrued and unpaid interest on all the outstanding Notes (including but not limited to any outstanding accrued but not yet capitalized PIK Interest and all outstanding capitalized PIK Interest) to be due and payable immediately by notice in writing to the Company specifying the Event of Default(s). Upon any such declaration, all such outstanding Note Obligations shall become due and payable in cash on the Business Day following delivery of such notice in writing, subject to the Holder’s right to convert the Notes pursuant to the terms thereof. Notwithstanding the foregoing, if an Event of Default in Section 6.1(h), (i), or (j) occurs with respect to the Company, all outstanding Note Obligations shall become due and payable in cash immediately without further action, notice, or declaration on the part of any Holder.
(b)The Requisite Holders, by written notice to the Company, may (x) waive any past Event of Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained as hereinafter in this Article VI provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to an Event of Default described in Section 6.1(a) or Section 6.1(b) (which, in each case shall require the approval of each Holder directly affected by such Event of Default), if: (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (other than the non-payment of any principal amount or interest or any other Note Obligation that became due solely by such declaration of acceleration) have been cured or waived.
Upon any such waiver, the Event of Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent. No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 1.3Holders May File Proofs of Claim. The Holders are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders of the Notes, allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors, or its Property and shall be entitled and empowered to collect, receive, and distribute any money or other Property payable or deliverable on any such claims and any Custodian in any such judicial proceeding.
Section 1.4Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or

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has been determined adversely to such Holder, then and in every such case the Company and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.
Section 1.5Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 1.6Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by Law to the Holders, may be exercised from time to time, and as often as may be deemed expedient, by the Holders, as the case may be.
Article VII
CLOSING CONDITIONS
Section 1.1Conditions to the Closing.
(a)Mutual Conditions. The respective obligation of each Purchaser Party to consummate the purchase and issuance and sale of the Notes on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily, or permanently restrains, precludes, enjoins, or otherwise prohibits the consummation of the transactions contemplated by this Agreement, the Transaction Documents, or makes the transactions contemplated by this Agreement or the Transaction Documents illegal; and
(ii)there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin, or prohibit the transactions contemplated by this Agreement or the Transaction Documents.
(b)Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Notes on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)the Company shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by the Company on or prior to such Closing Date;
(ii)the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct when made and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of such Closing Date, in each case as though made at and as of such Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)the Board shall have authorized and approved the issuance of the Notes and the issuance of Common Stock and Pre-Funded Warrants pursuant to the Notes, as applicable;
(iv)no Company Material Adverse Effect shall have occurred and be continuing;
(v)the Company shall have obtained any and all consents, permits, approvals, registrations, and waivers necessary or appropriate for consummation of the purchase and sale of

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the Notes and the issuance of Common Stock and Pre-Funded Warrants pursuant to the Notes in accordance with and subject to the terms thereof and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect; and
(vi)the Company shall have delivered, or caused to be delivered, to the Purchasers at such Closing Date the Company’s closing deliveries described in Section 7.2 of this Agreement.
(c)Company’s Conditions. The obligation of the Company to consummate the sale of the Notes to each of the applicable Purchasers on any applicable Closing Date shall be subject to the satisfaction on or prior to such Closing Date, as applicable, of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):
(i)such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to such Closing Date;
(ii)the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of such Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of such Closing Date in each case as though made at and as of such Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
(iii)such Purchaser shall have delivered, or caused to be delivered, to the Company at such Closing, its closing deliveries described in Section 7.3 of this Agreement.
Section 1.2Company Deliveries. At each Closing, subject to the terms and conditions of this Agreement, the Company will deliver, or cause to be delivered, to each applicable Purchaser.
(a)the applicable Notes, the form of which is attached to this Agreement as Exhibit B, to be delivered at such Closing, in the original principal amount as set forth under the heading “Principal Amount of Initial Notes” or “Principal Amount of Additional Notes”, as applicable, on Schedule 2.1 to this Agreement, by delivering certificates (bearing the legend set forth in Section 9.2(b)) evidencing such Notes at the Closing;
(b)the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;
(c)a certificate of the Secretary of the Company dated as of such Closing Date substantially in the form attached to this Agreement as Exhibit D;
(d)a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Company; and
(e)a cross-receipt, dated as of such Closing Date, executed by the Company and delivered to the Purchasers, certifying that the Company has received the applicable Notes Purchase Price with respect to the applicable Notes issued and sold to the Purchasers at such Closing, substantially in the form attached to this Agreement as Exhibit E-1.
Section 1.3Purchaser Deliveries. At each Closing, subject to the terms and conditions of this Agreement, each applicable Purchaser will deliver, or cause to be delivered, to the Company:
(a)the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;
(b)with respect to any Note, delivered to such Purchaser at such Closing, payment of the applicable Notes Purchase Price for such Note(s) by wire transfer of immediately available funds to an account designated by the Company prior to 9:30 a.m., New York time, on the applicable Closing Date; and

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(c)a cross-receipt, dated as of such Closing Date, executed by such Purchaser and delivered to the Company, certifying that such Purchaser has received its Notes, substantially in the form attached to this Agreement as Exhibit E-2.
Article VIII
INDEMNIFICATION, COSTS, AND EXPENSES
Section 1.1Indemnification by the Company. The Company agrees to indemnify and hold the Purchasers, their Affiliates, and any of their respective Representatives, successors, stockholders, and partners (each, a “Purchaser Indemnitee”) harmless from and against any and all losses, claims, damages, and liabilities, joint or several (including any investigation, legal, and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or any claim asserted) (collectively, “Losses”), to which any Purchaser Indemnitee may become subject to the extent resulting from, due to, or based upon the Purchasers having entered into this Agreement or agreeing to purchase the Notes and the issuance of the Notes or the Common Stock upon conversion of the Notes.
Section 1.2Indemnification by Purchasers. Each Purchaser severally and not jointly agrees to indemnify and hold the Company, its Affiliates, any of its or their Affiliates, and any of its or their respective Representatives, successors, stockholders and partners (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject to the extent resulting from, due or are based upon (i) any inaccuracy in, breach of, or failure to comply with, any representation, warranty, or covenant made to the Company in this Agreement or any Transaction Document by such Purchaser, or (ii) any information furnished by such Purchaser in writing to the Company expressly for use in any preliminary prospectus, prospectus or issuer free writing prospectus (as defined in Rule 433 of the Securities Act) relating thereto, any amendment or supplement thereto or any document incorporated by reference therein; provided that the liability of each Purchaser shall be in proportion to, and shall be limited to, such Purchaser’s Notes Purchase Price.
Section 1.3Conduct of Indemnification Proceedings.
(a)Any Person entitled to indemnification under this Article VIII shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under Sections 8.1 and 8.2 above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification under this Article VIII shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party when permitted under this Article VIII, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party under this Article VIII.
(b)Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

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Article IX
REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES
Section 1.1Registration of Notes. The Company shall keep at its principal executive office a register for the registration of issuances, transfers, and exchanges of the Notes and the Pre-Funded Warrants (the “Register”). The Register shall contain the names and addresses of the Person in whose name the Notes and the Pre-Funded Warrants have been issued (including the name and address of each permitted transferee), the amount of Pre-Funded Warrants, and the principal amounts, PIK Interest payments, and accrued and unpaid interest owing to each Holder pursuant to the terms hereof and under the Notes from time to time. The entries and calculations in the Register shall be conclusive absent manifest error, and the Company and the Holders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Holder at any reasonable time and from time to time upon reasonable prior notice.
Section 1.2Transfer and Exchange of Notes. Upon request by a Holder of a Note or Pre-Funded Warrant, and such Holder’s compliance with the provisions of this Section 9.2, the Company shall register the transfer or exchange of the Note or the Pre-Funded Warrant. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Company the Notes or Pre-Funded Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide (i) an opinion of counsel to such Holder in a form reasonably satisfactory to the Company that registration of such transfer or exchange is not required under the Securities Act and (ii) any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 9.2. Each such new Note or new Pre-Funded Warrant shall be payable to such Person as such Holder may request and shall be substantially in the form of note or form of pre-funded warrant specified for the Notes and Pre-Funded Warrants hereunder. Each such new Note or Pre-Funded Warrant shall be dated and (in the case of a Note) bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.
(a)Limited Transferability of Notes and Pre-Funded Warrants. No Holder may offer, sell, or otherwise transfer any Notes or Pre-Funded Warrants except to an Affiliate of such Holder or pursuant to an available exemption from the registration requirements of the Securities Act and, in each case, any applicable securities laws of any state of the United States and any other applicable jurisdiction and subject to the approval of the Company.
(b)Note Purchase Agreement Legend. Each Note and Pre-Funded Warrant (and all Notes and Pre-Funded Warrants issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO FLOTEK INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE NOTES/PRE-FUNDED WARRANTS ARE SUBJECT IN ALL RESPECTS TO THE RESTRICTIONS IN THE NOTE PURCHASE AGREEMENT.
(c)Common Stock Legend. Until such time as the Common Stock issuable pursuant to the Notes or the Pre-Funded Warrants has been registered pursuant to the provisions of the Securities Act, or the Common Stock issuable pursuant to the Notes or the Pre-Funded Warrants is eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Stock issuable upon conversion of the Notes will bear the following restrictive legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES

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UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
(d)General Provisions Relating to Transfer and Exchange.
(i)No service charge shall be made to the Holder for registration of the transfer or exchange of any Note or Pre-Funded Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar Governmental Authority charge payable in connection therewith.
(ii)All Notes or Pre-Funded Warrants issued upon any registration of transfer or exchange in Notes or Pre-Funded Warrants shall be the valid obligations of the Company, evidencing the same debt (in the case of Notes), and entitled to the same benefits under this Agreement, as the Notes or Pre-Funded Warrants surrendered upon such registration of transfer or exchange. Notwithstanding the foregoing, no Holder of a Note or Pre-Funded Warrant shall be entitled to receive confidential information of the Company or its Subsidiaries prior to the entry by such Holder and the Company into a mutually agreeable confidentiality agreement with respect to such confidential information.
(iii)Prior to due presentment for the registration of a transfer of any Note or Pre-Funded Warrant, the Company may deem and treat the Person in whose name any Note or Pre-Funded Warrant is registered as the absolute owner of such Note or Pre-Funded Warrant for the purpose of receiving payment of principal of and interest (in the case of Notes) and for all other purposes, and the Company shall not be affected by notice to the contrary.
(iv)All certifications, certificates, and opinions of counsel required to be submitted to the Company pursuant to this Section 9.2 to effectuate a registration of transfer or exchange may be submitted by electronic transmission.
Section 1.3Replacement of Notes and Pre-Funded Warrants. If any mutilated Note or Pre-Funded Warrant is surrendered to the Company, and the Company receives evidence to its satisfaction of the destruction, loss, or theft of any Note or Pre-Funded Warrant, the Company shall issue a replacement Note or Pre-Funded Warrant. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company and any authenticating agent from any loss that any of them may suffer if a Note or Pre-Funded Warrant is replaced. Every replacement Note and Pre-Funded Warrant is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionally with all other Notes and Pre-Funded Warrants duly issued hereunder. The provisions of this Section 9.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes or Pre-Funded Warrants.
Article X
MISCELLANEOUS
Section 1.1Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Company has an obligation under the Transaction Documents, the expense of complying with such obligation shall be an expense of the Company unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Transaction Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable, and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect. The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 1.2Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.7, 3.9, 3.10, 3.11, 4.1, 4.2, 4.4, and 4.5 hereunder shall survive the execution and delivery of this Agreement

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indefinitely, and the other representations and warranties set forth in this Agreement either made as of the date of this Agreement or a Closing Date shall survive for a period of six (6) months following such date regardless of any investigation made by or on behalf of the Company or the Purchasers. Except as provided in Article V, the covenants made in this Agreement or any other Transaction Document shall survive the closing of the transactions contemplated herein and remain operative and in full force and effect regardless of acceptance of any of the Notes or Pre-Funded Warrants and payment therefor and repayment, conversion, exercise, or repurchase thereof.
Section 1.3No Waiver; Modifications in Writing.
(a)Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
(b)Amendments; Specific Waiver. Except as set forth in Section 6.3 or as otherwise provided in this Agreement, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or the Notes shall be effective unless signed by each of the Parties or each of the original signatories hereto, and in the case of the Notes each Holder thereof, affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement, or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.
Section 1.4Binding Effect; Assignment.
(a)Binding Effect. This Agreement shall be binding upon the Company, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VIII, and their respective successors and permitted assigns.
(b)Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as set forth in Section 9.2 hereof, neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties.
Section 1.5Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of the Company shall continue to be bound by such confidentiality agreement in accordance with its terms.
Section 1.6Communications. All notices and demands provided for under this Agreement and the Notes shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
(a)If to any Purchaser, at its address as it appears on its signature page hereto,
(b)If to the Company:
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.,
Houston, Texas 77064
Attention: Nicholas J. Bigney
Email: NBigney@flotekind.com
with a copy to:
Norton Rose Fulbright LLP
1301 McKinney, Suite 5100

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Houston, Texas 77010-3095
Attention: Robert Morris; Brandon Byrne
Email: robert.morris@nortonrosefulbright.com; brandon.byrne@nortonrosefulbright.com or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt acknowledged, if sent via electronic mail; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 1.7Removal of Legend. The Company shall remove the legend described in Section 9.2(c) from the certificates evidencing the Common Stock issued pursuant to the Notes or the Pre-Funded Warrants at any time after the twelve-month anniversary of such Closing Date upon request of a Purchaser who is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Company at the time of such request or during the three months prior to such request. The Company shall cooperate with such Purchaser to effect removal of such legend and shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with (1) either a customary representation by the Purchaser that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the plan of distribution contained in the registration statement filed pursuant to the Registration Rights Agreement, and (B) the Company shall use its reasonable best efforts to cause its counsel to deliver to the Transfer Agent one or more opinion letters to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.
Section 1.8Entire Agreement. The Transaction Documents, including all exhibits and schedules thereto, are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or a Purchaser set forth herein or therein. The Transaction Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter (other than nondisclosure and confidentiality agreements between the Company and the Purchasers).
Section 1.9Governing Law and Venue; Waiver of Jury Trial; Waiver of Certain Damages.
(a)THIS AGREEMENT, THE NOTES AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT, THE NOTES, THE PRE-FUNDED WARRANTS, OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.
(b)ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES, THE PRE-FUNDED WARRANTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT, OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT, OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT, OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 10.6 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

        Execution Version
(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR PRE-FUNDED WARRANTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE PRE-FUNDED WARRANTS, OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS, AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 10.9. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 1.10Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf or other electronic transmission) and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.
Section 1.11Obligations Limited to Parties to Agreement. Each of the Parties covenants, agrees, and acknowledges that no Person other than the Purchasers (and their permitted assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership, or limited liability company, no recourse under the Transaction Documents or under any documents or instruments delivered in connection therewith shall be had against any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the Purchasers or the Company or any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the Purchasers or the Company or any former, current, or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and the Company under the Transaction Documents or any documents or instruments delivered in connection therewith or for any claim based on, in respect of, or by reason of such obligation or its creation.
Section 1.12Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief including, without limitation, specific performance, without bond or other security being required.
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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
COMPANY:
FLOTEK INDUSTRIES, INC.
By: /s/ Nicholas J. Bigney
Name: Nicholas J. Bigney
Title: Senior Vice President, General Counsel & Chief Compliance Officer

[Signatures continue on following page.]

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

PURCHASER:
ProFrac Holdings, LLC
By: /s/ Matthew Wilks
Name: Matthew Wilks
Title: President and Chief Financial Officer
Address:
333 Shops Blvd, Suite 301 Willow Park, TX 75022
Attention: Rob Willette Email: robert.willette@profrac.com
With a copy to: Brown Rudnick LLP One Financial Center Boston, MA 02111 Attention: Andreas Andromalos
Email: AAndromalos@brownrudnick.com

PURCHASER:
Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Burlington Ventures Ltd.
By: /s/ Jason C. Callender
Name: Jason C. Callender
Title: Director
Address: 303 Shirley Street Box-N492 Nassau, The Bahamas
Attention: James B. Avery
Email: javery@tavistock.com

PURCHASER:
D3 Family Fund, LP
By: /s/ David Nierenberg
Name: David Nierenberg
Title: President of the GP
Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

D3 Family Bulldog Fund, LP
By: /s/ David Nierenberg
Name: David Nierenberg
Title: President of the GP
Haredale Limited
By: /s/ David Nierenberg
Name: David Nierenberg
Title: Investment Manager
Address:
19605 NE 8th Street Camas, WA 98607
Attention: David Nierenberg Email: david@d3familyfund.com
with a copy to: Christopher P. Davis Kleinberg, Kaplan, Wolff & Cohen, P.C. 500 Fifth Avenue, New York, NY 10110
Attention: Christopher Davis
Email: cdavid@kkwc.com

PURCHASER:
Trustee of the Eric B. Swergold and Dawn Dobras Trust dated 2000
By: /s/ Eric B. Swergold
Eric B. Swergold, Trustee
Address:
Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

    Firestorm Capital LLC 507 Miller Ave Mill Valley, CA 94941
Attention:
Email: eric@firestormcap.com
with a copy to: BTIG

Attention: Allan Lazaro
Email: Alazaro@BTIG.com

PURCHASER:
North Sound Trading, LP.
By: /s/ Brian Miller
Name: Brian Miller
Title: President of the General Partner
Address:
115 East Putnam Avenue Floor 2 Greenwich, CT 06830
Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Attention: North Sound Management Email: nsamanagers@northsoundmgt.com with a copy to:
Attention: Email:

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

SCHEDULE 2.1
Purchasers and Notes Purchase Price
(see attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit A
Registration Rights Agreement
(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit B
Form of Note
(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit C
Form of Pre-Funded Warrant
(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit D
Secretary’s Certificate
(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit E-1

Cross Receipt (Company)

(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]

Exhibit E-2
Cross Receipt (Purchaser)
(See attached)

Flotek Industries Inc. - Note Purchase Agreement (2022) (with conformed signatures).doc     [Signature Page to Note Purchase Agreement]